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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2003

NaPro BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-243201	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and Zip Code)

(303) 516-8500
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

        On December 12, 2003, NaPro BioTherapeutics, Inc. (the "Company") completed the sale of its worldwide generic injectable paclitaxel business to Mayne Pharma (USA) Inc. (f/k/a/ Faulding Pharmaceutical Co.) ("Mayne Pharma"), under the terms set forth in an asset purchase agreement between Mayne Pharma and the Company dated August 25, 2003 (the "Asset Purchase Agreement").

        The Company sold the assets for $71.7 million in cash minus an inventory adjustment of $4.6 million to reflect the Company's actual inventory immediately prior to the closing. The Company retired $21.9 million in debt (including accrued interest) and payables arising from its development relationship with Abbott Laboratories. The Company received $3.2 million in connection with the termination of its marketing agreements with Mayne Pharma and Abbott Laboratories. The total consideration paid in the asset sale was determined through arm's length negotiations between representatives of Mayne Pharma and the Company.

        The assets sold to Mayne Pharma included the Company's paclitaxel manufacturing assets, yew plantations, domestic and international issued and pending paclitaxel patents, a worldwide registration dossier, worldwide development and supply agreements, and inventories. Effective upon the consummation of the asset sale, the Company terminated its existing paclitaxel sales, license, development, distribution and supply agreements with Mayne Pharma and Abbott Laboratories.

        In connection with the asset sale, the parties entered into a transition services agreement (the "Transition Services Agreement") pursuant to which each party will provide certain services to the other to assist in the transition of the Company's paclitaxel business to Mayne Pharma. The parties will provide the services for an hourly fee based on 150% of the normal compensation level of the employee providing such transition services, plus direct expenses. The Transition Services Agreement will expire six months after the closing of the asset sale, subject to an extension for an additional six months upon mutual agreement of the parties.

        In addition, the parties entered into an intellectual property agreement (the "Intellectual Property Agreement") at the closing of the asset sale pursuant to which each of Mayne Pharma and the Company will permit the other party to use particular intellectual property rights relating to bulk paclitaxel and certain other products. In addition, the Company may request that Mayne Pharma seek the consent of Bryn Mawr College to sublicense certain technology to the Company.

        The foregoing summary of the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Agreement does not purport to be complete and is qualified by reference to the text of Exhibit 2.1, Exhibit 99.1 and Exhibit 99.2, which are incorporated by this reference. The press release issued by the Company with respect to the announcement of the approval by its stockholders of the asset sale is attached hereto as Exhibit 99.3 and is incorporated by this reference.

        Brian McCudden, formerly the Company's Vice President, Operations, has entered into an arrangement with Mayne Pharma to become an employee of Mayne Pharma upon consummation of the asset sale. Under the terms of this agreement, Mr. McCudden has become Vice President of Operations for Mayne Pharma and will be paid a salary in the first year of $195,000, a sign on bonus of $40,000 and a retention bonus of $60,000 if he remains employed by Mayne Pharma for 12 months.

Item 5. Other Events and Required FD Disclosure.

        On December 12, 2003, NaPro BioTherapeutics, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.2 and incorporated herein in its entirety by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b)
Pro Forma Financial Information.

        The pro forma financial information required by this Item 7(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 60 days after this initial report must be filed.

(c)
Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 25, 2003 between NaPro BioTherapeutics, Inc. and Faulding Pharmaceutical Co.(1)
99.1	Transition Services Agreement dated as of December 12, 2003 by and between NaPro BioTherapeutics, Inc. and Mayne Pharma (USA) Inc.
99.2	Intellectual Property Agreement dated as of December 12, 2003 by and between NaPro BioTherapeutics, Inc. and Mayne Pharma (USA) Inc.
99.3	Press release dated December 12, 2003.

(1)
Incorporated by reference from the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAPRO BIOTHERAPEUTICS, INC.
Dated: December 12, 2003	By:	/s/ GORDON LINK Gordon Link Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 25, 2003 between NaPro BioTherapeutics, Inc. and Faulding Pharmaceutical Co.(1)
99.1	Transition Services Agreement dated as of December 12, 2003 by and between NaPro BioTherapeutics, Inc. and Mayne Pharma (USA) Inc.
99.2	Intellectual Property Agreement dated as of December 12, 2003 by and between NaPro BioTherapeutics, Inc. and Mayne Pharma (USA) Inc.
99.3	Press release dated December 12, 2003.

(1)
Incorporated by reference from the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2003.

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  Item 2. Acquisition or Disposition of Assets.
  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS